SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2017

OROPLATA RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
170 S Green Valley Parkway Suite #300 Henderson, NV 89012 (Address of principal executive offices) Tel: (702) 318-7218
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities.

On February 16, 2017, Oroplata Resources, Inc. (the “Company”) issued a 10% fixed convertible promissory note in the principal amount of $250,000 (the “Note”) to Tangiers Investment Group, LLC, a Delaware limited liability company (“Tangiers”) for initial cash consideration of $29,480 and an original issue discount of $2,948 retained by Tangiers for due diligence and legal fees related to the Note, resulting in an initial principal sum due under the Note in the amount of $32,428 on February 16, 2018 (the “Initial Maturity Date”).  Tangiers may pay additional consideration to the Company in such amounts and at such dates as Tangiers may in its sole discretion choose.  Each subsequent payment made under the Note shall be due one year from the date each payment is made.

The foregoing description of the Note does not purport to be complete and is subject to, and qualified in its entirety by reference to the Note, a copy of which is filed as Exhibit 4.1 to this report and incorporated herein by reference.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2017, the Board of Directors of the Company appointed Douglas Cole to serve as a director of the Board, effective February 28, 2017.

Mr. Cole, age 61, has been a Partner overseeing all ongoing deal activities with Objective Equity LLC since 2005, a boutique investment bank focused on the high technology, data analytics and the mining sector. Mr. Cole currently serves on the Board of Directors of eWellness Healthcare Corporation. From 2002 to 2005 Mr. Cole has held various executive roles, including Chairman, Executive Vice Chairman, Chief Executive Officer and President of multiple public corporations. From May 2000 to September 2005, he was also the Director of Lair of the Bear, The University of California Family Camp located in Pinecrest, California. During the period between 1991 and 1998 he was the CEO of HealthSoft and he also founded and operated Great Bear Technology, which acquired Sony Image Soft and Starpress, then went public and eventually sold to Graphix Zone. In 1995 Mr. Cole was honored by NEA, a leading venture capital firm, as CEO of the year for his work in the Starpress integration. Since 1982 he has been very active with the University of California, Berkeley mentoring early-stage technology companies. Mr. Cole has extensive experience in global M&A and global distributions.  He obtained his BA in Social Sciences from UC Berkeley in 1978.

The Board of Directors has concluded that Mr. Cole is qualified to serve as a director of the Company because of his financial expertise and extensive management experience as the Company completes its aggressive exploration program and progresses toward development of its primary project.

There have been no transactions since the beginning of the Company's last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Cole (or any member of his immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Mr. Cole was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

ITEM 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
4.1	Original Issue 10% Fixed Convertible Promissory Note dated February 16, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OROPLATA RESOURCES, INC.
Date: March 13, 2017	/s/ Michael Mason
Michael Mason, Chief Executive Officer

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